SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 6, 2005

VIRBAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24312	43-1648680
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3200 Meacham Boulevard
Fort Worth, Texas 76137
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 831-5030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

     On May 6, 2005, Virbac Corporation, a Delaware corporation (the “Company”), PM Resources, Inc., a Missouri corporation (“PM Resources”), St. JON Laboratories, Inc., a California corporation (“St. JON”), Francodex Laboratories, Inc., a Kansas corporation (“Francodex”), Virbac AH, Inc., a Delaware corporation (“Virbac AH”), and Delmarva Laboratories, Inc., a Virginia corporation (“Delmarva”) entered into a Fifth Amendment to Forbearance Agreement (the “Fifth Amendment”) with First Bank, a Missouri banking corporation (the “Lender”). The Fifth Amendment extended the standstill period with the Lender from May 6, 2005 to September 30, 2005 and reduced the amount available under the Credit Agreement from $20.0 million to $15.0 million. The Forbearance Agreement contains other key terms such as interest at prime plus 1% and the requirement that the Company be in compliance with certain key financial covenants.

Section 9-Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

     (c)       Exhibits.

10.1	Fifth Amendment to Forbearance Agreement by and among Virbac Corporation, PM Resources, Inc., St. JON Laboratories, Inc., Francodex Laboratories, Inc., Virbac AH, Inc., Delmarva Laboratories, Inc., and First Bank, dated May 6, 2005, incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 (File No. 000-24312).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRBAC CORPORATION
Date: May 11, 2005	By:	/s/ Jean M. Nelson
Jean M. Nelson
Executive Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Forbearance Agreement by and among Virbac Corporation, PM Resources, Inc., St. JON Laboratories, Inc., Francodex Laboratories, Inc., Virbac AH, Inc., Delmarva Laboratories, Inc., and First Bank, dated May 6, 2005, incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 (File No. 000-24312).